Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
Vice President, Corporate Communications & IR
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2027 SECOND QUARTER RESULTS

Approximately $60 Million in Annualized New Business Awarded;
Shipments Beginning with Further Launches Expected This Fiscal Year

LOS ANGELES, CA – November 9, 2026 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported financial results for its fiscal 2027 second quarter ended September 30, 2026. Results reflect delayed customer orders and launches of new business awards, requiring revised guidance for the fiscal year. The company expects increased sales for the second half of the current fiscal year compared with the same period a year ago.

Positive Drivers

●
Approximately $60 Million in New Annualized Customer Business Awards Received; All Awards are Expected to Start Shipping by Fiscal Year End

●
Expects to Secure Approximately $25 Million of Additional New Annualized Customer Business Awards by Fiscal Year End

●
North American Expansion, Centric Parts Brand Relaunch and Rotating Electrical Diagnostics Support Incremental Longer-Term Growth Opportunities

Three-Month Results

Net sales for the fiscal second quarter were $169.2 million compared with net sales of $221.5 million in the prior-year quarter. Prior year net sales included $14.8 million of core revenue in connection with the realignment of inventory at certain customer distribution centers. The remaining $37.5 million decline primarily reflects delayed customer orders and lower tariff pass-throughs. As noted above, the company’s guidance reflects increased sales for the second half of the current fiscal year compared with the same period a year ago.

Gross profit for the fiscal second quarter was $40.9 million compared with $42.7 million a year earlier, with gross margin of 24.2% compared with 19.3%. Gross margin was impacted by non-cash expenses equivalent to 2.8 percentage points and benefited from one-time items equivalent to net 5.7 percentage points, including approximately $11.1 million of IEEPA tariff refunds, as detailed in Exhibit 3. In addition, gross margin was negatively impacted by approximately $2.4 million (1.4 percentage points) of unfavorable foreign currency fluctuations.

(more)

Motorcar Parts of America, Inc.
2-2-2

Operating income was $10.0 million compared with $16.4 million a year earlier. Operating income was impacted by $11.2 million of non-cash expenses and benefited from a net $9.1 million of one-time items as detailed in Exhibit 6.

Interest expense decreased to $11.3 million from $12.7 million, primarily due to lower sales which resulted in lower utilization of accounts receivable discount programs.

Net income for the fiscal second quarter was $1.4 million, or $0.07 basic net income per share, or ($0.03) diluted net loss per share, compared with a net loss of $2.1 million, or ($0.11) per share in the prior year. Net income was impacted by $6.0 million of non-cash expenses, or $0.27 per diluted share, and benefited from a net $6.9 million of one-time items, or $0.30 per diluted share, as detailed in Exhibit 1.

At September 30, 2026, revolver borrowings were $126.6 million and cash was $20.8 million. Revolver availability plus cash was approximately $104.8 million as of September 30, 2026.

Under its authorized share repurchase program, the company had approximately $20.1 million available to repurchase shares at September 30, 2026.

Strategic and Operating Highlights

●
Initial shipments of newly awarded business have begun, with the majority of the approximately $60 million of awards and $25 million of expected additional business launching later this fiscal year.
●
Centric Parts brand potential sales contributions are not yet included in the current growth estimates.
●
Growth opportunities in Mexico include expansion by major existing customers.
●
Potential opportunities in Canada as major customers expand geographically.
●
Margin improvement opportunities from increased utilization of existing brake-related manufacturing capacity.
●
Rotating electrical diagnostic testing equipment program continues to expand with major automotive aftermarket customers across North America and internationally.
●
Heavy-duty program relocation to Mexico completed with expected reduction in manufacturing costs.

Six-Month Results

Net sales for the six-month period were $337.2 million compared with net sales of $409.8 million in the prior-year six months. Prior year net sales included $14.8 million of core revenue in connection with the realignment of inventory at certain customer distribution centers. The remaining $57.8 million decline primarily reflects delayed customer orders and lower tariff pass-throughs.

(more)

Motorcar Parts of America, Inc.
3-3-3

Gross profit for the six-month period was $68.1 million compared with $76.6 million a year earlier, with gross margin of 20.2% compared with 18.7%. Gross margin was impacted by non-cash expenses equivalent to 2.6 percentage points and benefited from one-time cash items equivalent to net 2.1 percentage points, including approximately $11.1 million of IEEPA tariff refunds, as detailed in Exhibit 4. In addition, gross margin was negatively impacted by approximately $5.9 million (1.8 percentage points) of unfavorable foreign currency fluctuations.

Operating income was $13.5 million compared with $36.4 million a year earlier. Operating income was impacted by $15.9 million of non-cash expenses and benefited from a net $6.1 million of one-time items as detailed in Exhibit 6.

Interest expense decreased to $23.3 million from $25.5 million for the prior year.

Net loss for the six-month period was $12.1 million, or $0.64 per share, compared with a net income of $893,000, or $0.04 per diluted share, a year earlier. Net loss was impacted by $10.6 million of non-cash expenses, or $0.56 per share, and benefited from a net $4.6 million of one-time cash items, or $0.24 per share, as detailed in Exhibit 2.

Management Commentary

“Although our second-quarter results reflect delayed customer orders and some industry softness, we remain confident in the underlying aftermarket and in the substantial opportunities we are creating through new customer awards, geographic expansion and improved operating competitiveness,” said Selwyn Joffe, chairman, president and chief executive officer.

“We have secured approximately $60 million in annualized new business awards from existing and new customers. Initial shipments have commenced, and we expect the remaining awards to launch during the second half of fiscal 2027, positioning us for additional sales contributions as these awards ramp up. We are targeting approximately $25 million of additional annualized new business awards by fiscal year end,” Joffe added.

The company has benefitted from the recent bankruptcy of First Brands, notwithstanding customers liquidating inventory previously purchased from First Brands. “This changing competitive landscape has created meaningful opportunities for Motorcar Parts of America to expand its presence in the braking business. While the liquidation of existing First Brands inventories has temporarily impacted the timing of certain new orders, we are now starting to see the benefits and we are well positioned for additional business, including the relaunch of Centric Parts,” Joffe said.

He noted opportunities also extend beyond the United States, with large customers focused on expanding their operations in Mexico and Canada -- creating additional opportunities to support their growth.

The company also completed the relocation of its heavy-duty program into the company’s existing manufacturing operations in Mexico, leveraging its established infrastructure and resources to reduce manufacturing costs. “We believe this will enhance our competitiveness and ability to pursue additional heavy-duty aftermarket business,” Joffe said.

He added that the company’s rotating electrical diagnostic testing equipment business continues to expand with existing and new customers, including new international markets.

“Our new business awards, the Centric Parts relaunch, expanding North American opportunities, diagnostic equipment growth and the benefits of manufacturing efficiency reinforce our confidence in Motorcar Parts of America’s long-term prospects. We believe these initiatives position us to generate sales growth and improved profitability as the new programs mature,” said Joffe.

(more)

Motorcar Parts of America, Inc.
4-4-4

“I should emphasize that the relaunch of Centric represents a significant opportunity to expand our presence in the brake aftermarket,” Joffe said. He emphasized that the Centric relaunch is not included in the company’s current growth estimates.

Revised Fiscal 2027 Guidance

Reflecting delayed customer orders for existing and new business awards, the company is revising its guidance for the fiscal year ending March 31, 2027. Net sales are estimated to be between $715 million and $740 million (previously $780 million to $800 million).

Operating income for fiscal 2027 is estimated to be between $37 million and $44 million. Operating income includes estimated non-cash expenses of approximately $30 million and transition expenses for the relocation of heavy-duty operations to Mexico of approximately $5 million. IEEPA tariff refunds were approximately $11 million for the three months ended September 30, 2026. Depreciation and amortization expense is estimated to be approximately $9 million for fiscal 2027.

Based on the revised annual fiscal 2027 guidance and actual results through September 30, 2026, net sales for the six months ending March 31, 2027 are estimated to be between $378 million and $403 million -- representing between a 0.5 percent decline and a 6.1 percent increase compared with the prior year period of $380.0 million, which included $19.9 million of core revenue. Excluding the $19.9 million core revenue in the prior year period, six months ending March 31, 2027 net sales are estimated to increase between 5.0 percent and 11.9 percent.

Operating income for the six months ending March 31, 2027 is estimated to be between $23 million and $30 million. Operating income includes estimated non-cash expenses of approximately $14 million. Depreciation and amortization expense is estimated to be approximately $5 million.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure – EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. For a definition and reconciliation of EBITDA to net income, its corresponding GAAP measure, see the financial tables included in this press release. Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding this measure.

(more)

Motorcar Parts of America, Inc.
5-5-5

Earnings Conference Call and Webcast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live Web broadcast via the company’s investor relations site at www.motorcarparts.com and the tab Events and Presentations or by calling (833) 461-5787 (North America, Toll-Free) or +1 585-542-9983 (International, Toll). Meeting ID 886 861 564. Participants are encouraged to pre-register for the conference call to receive call details and faster access to the event.

A complete listing of dial-in numbers for international participants is available via: https://help.events.q4inc.com/eahc/international-dial-in-numbers.

For those who are not available to listen to the live broadcast, a replay of the call will be archived on Motorcar Parts of America’s investor relations site www.motorcarparts.com for a seven-day period.

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake pads, brake rotors, brake master cylinders, brake power boosters, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems. Additional information is available at www.motorcarparts.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, sales growth, margin improvement, operating efficiencies, customer demand, new business opportunities, capacity utilization, working capital, liquidity, debt levels, cash flow, strategic initiatives, and market conditions. These statements are based on current expectations, estimates, forecasts, and assumptions and are not guarantees of future performance. Actual results may differ materially from those expressed or implied by these forward-looking statements due to risks and uncertainties, including changes in customer ordering patterns, customer concentration, competitive conditions, supply-chain constraints, inflation, tariffs, interest rates, credit availability, labor and production costs, inventory levels, operational execution, macroeconomic conditions, and the other risks described in the company’s most recent Form 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

# # #

(Financial tables follow)

(more)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,

	2026	2025	2026	2025

Net sales	$169,217,000	$221,470,000	$337,238,000	$409,834,000
Cost of goods sold	128,270,000	178,743,000	269,117,000	333,190,000
Gross profit	40,947,000	42,727,000	68,121,000	76,644,000
Operating expenses:
General and administrative	18,234,000	17,086,000	33,751,000	29,766,000
Sales and marketing	6,642,000	6,811,000	13,188,000	13,021,000
Research and development	3,091,000	3,928,000	6,267,000	7,234,000
Foreign exchange impact of lease liabilities and forward contracts	3,011,000	(1,469,000)	1,414,000	(9,817,000)
Total operating expenses	30,978,000	26,356,000	54,620,000	40,204,000
Operating income	9,969,000	16,371,000	13,501,000	36,440,000
Other expenses:
Interest expense, net	11,289,000	12,699,000	23,333,000	25,511,000
Change in fair value of compound net derivative liability	(3,240,000)	2,260,000	(1,700,000)	4,050,000
Total other expenses	8,049,000	14,959,000	21,633,000	29,561,000
Income (loss) before income tax expense	1,920,000	1,412,000	(8,132,000)	6,879,000
Income tax expense	562,000	3,561,000	3,931,000	5,986,000

Net income (loss)	$1,358,000	$(2,149,000)	$(12,063,000)	$893,000

Basic net income (loss) per share	$0.07	$(0.11)	$(0.64)	$0.05

Diluted net (loss) income per share	$(0.03)	$(0.11)	$(0.64)	$0.04

Weighted average number of shares outstanding:

Basic	18,942,932	19,366,633	18,932,989	19,367,840

Diluted	22,486,639	19,366,633	18,932,989	20,194,954

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2026	March 31, 2026
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$20,770,000	$14,650,000
Short-term investments	2,277,000	2,028,000
Accounts receivable — net	79,981,000	112,614,000
Inventory — net	415,049,000	397,041,000
Contract assets	40,033,000	34,552,000
Prepaid expenses and other current assets	25,162,000	23,097,000
Total current assets	583,272,000	583,982,000
Plant and equipment — net	27,427,000	30,739,000
Operating lease assets	60,672,000	63,103,000
Long-term deferred income taxes	4,413,000	4,039,000
Long-term contract assets	347,874,000	331,221,000
Goodwill and intangible assets — net	7,205,000	3,440,000
Other assets	3,009,000	2,913,000
TOTAL ASSETS	$1,033,872,000	$1,019,437,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$174,321,000	$200,499,000
Customer finished goods returns accrual	33,810,000	29,923,000
Contract liabilities	52,982,000	61,201,000
Revolving loan	126,595,000	94,668,000
Other current liabilities	6,299,000	4,348,000
Operating lease liabilities	9,535,000	8,957,000
Total current liabilities	403,542,000	399,596,000
Convertible notes, related party	41,963,000	38,993,000
Long-term contract liabilities	269,228,000	249,108,000
Long-term deferred income taxes	83,000	425,000
Long-term operating lease liabilities	53,513,000	56,969,000
Other liabilities	7,628,000	8,336,000
Total liabilities	775,957,000	753,427,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 18,967,617 and 18,924,818 shares issued and outstanding at September 30, 2026 and March 31, 2026, respectively	190,000	189,000
Additional paid-in capital	229,277,000	226,709,000
Retained earnings	20,364,000	32,427,000
Accumulated other comprehensive income	8,084,000	6,685,000
Total shareholders' equity	257,915,000	266,010,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,033,872,000	$1,019,437,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and six months ended September 30, 2026 and 2025. Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization. A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended September 30, 2026 and 2025	Exhibit 1

	Three Months Ended September 30,
	2026		2025
	$	Per Diluted Share	$	Per Diluted Share
GAAP net income (loss)	$1,358,000	$(0.03)	$(2,149,000)	$(0.11)

Non-cash items impacting net income
Core and finished goods premium amortization	$3,544,000	$0.16	$2,988,000	$0.15
Revaluation - cores on customers' shelves	1,238,000	0.06	1,225,000	0.06
Share-based compensation expenses	3,451,000	0.15	1,984,000	0.10
Foreign exchange impact of lease liabilities and forward contracts	3,011,000	0.13	(1,469,000)	(0.08)
Gain due to realignment of inventory at customer distribution centers	-	-	(643,000)	(0.03)
Change in fair value of compound net derivative liability	(3,240,000)	(0.14)	2,260,000	0.12
Tax effect (a)	(2,001,000)	(0.09)	(1,586,000)	(0.08)
Total non-cash items impacting net income	$6,003,000	$0.27	$4,759,000	$0.25

Cash items impacting net income
IEEPA tariff refunds	$(11,052,000)	$(0.49)	$-	$-
Transition expenses and severance (b)	1,909,000	0.08	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	698,000	0.04
Tax effect (a)	2,286,000	0.10	(175,000)	(0.01)
Total cash items impacting net income	$(6,857,000)	$(0.30)	$523,000	$0.03

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the three months ended September 30, 2026, consists of $1,358,000 impacting gross profit and $551,000 included in operating expenses.

Items Impacting Net Income for the Six Months Ended September 30, 2026 and 2025	Exhibit 2

	Six Months Ended September 30,
	2026		2025
	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(12,063,000)	$(0.64)	$893,000	$0.04

Non-cash items impacting net income
Core and finished goods premium amortization	$6,950,000	$0.37	$5,835,000	$0.29
Revaluation - cores on customers' shelves	1,943,000	0.10	2,251,000	0.11
Share-based compensation expenses	5,589,000	0.30	2,930,000	0.15
Foreign exchange impact of lease liabilities and forward contracts	1,414,000	0.07	(9,817,000)	(0.49)
Gain due to realignment of inventory at customer distribution centers	-	-	(643,000)	(0.03)
Change in fair value of compound net derivative liability	(1,700,000)	(0.09)	4,050,000	0.20
Tax effect (a)	(3,549,000)	(0.19)	(1,152,000)	(0.06)
Total non-cash items impacting net income	$10,647,000	$0.56	$3,454,000	$0.17

Cash items impacting net income
IEEPA tariff refunds	$(11,052,000)	$(0.58)	$-	$-
Transition expenses and severance (b)	4,923,000	0.26	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	2,124,000	0.11
Tax effect (a)	1,532,000	0.08	(531,000)	(0.03)
Total cash items impacting net income	$(4,597,000)	$(0.24)	$1,593,000	$0.08

(a) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.
(b) For the six months ended September 30, 2026, consists of $4,125,000 impacting gross profit and $798,000 included in operating expenses.

Items Impacting Gross Profit for the Three Months Ended September 30, 2026 and 2025	Exhibit 3

	Three Months Ended September 30,
	2026		2025
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$40,947,000	24.2%	$42,727,000	19.3%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$3,544,000	2.1%	$2,988,000	1.3%
Revaluation - cores on customers' shelves	1,238,000	0.7%	1,225,000	0.6%
Gain due to realignment of inventory at customer distribution centers (a)	-	-	(643,000)	1.1%
Total non-cash items impacting gross profit	$4,782,000	2.8%	$3,570,000	3.0%

Cash items impacting gross profit
IEEPA tariff refunds	$(11,052,000)	-6.5%	$-	-
Transition expenses and severance	1,358,000	0.8%	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	698,000	0.3%
Total cash items impacting gross profit	$(9,694,000)	-5.7%	$698,000	0.3%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting Gross Profit for the Six Months Ended September 30, 2026 and 2025	Exhibit 4

	Six Months Ended September 30,
	2026		2025
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$68,121,000	20.2%	$76,644,000	18.7%

Non-cash items impacting gross profit
Core and finished goods premium amortization	$6,950,000	2.1%	$5,835,000	1.4%
Revaluation - cores on customers' shelves	1,943,000	0.6%	2,251,000	0.5%
Gain due to realignment of inventory at customer distribution centers (a)	-	-	(643,000)	0.5%
Total non-cash items impacting gross profit	$8,893,000	2.6%	$7,443,000	2.5%

Cash items impacting gross profit
IEEPA tariff refunds	$(11,052,000)	-3.3%	$-	-
Transition expenses and severance	4,125,000	1.2%	-	-
Net tariff costs paid for products sold before price increases were effective	-	-	2,124,000	0.5%
Total cash items impacting gross profit	$(6,927,000)	-2.1%	$2,124,000	0.5%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Six Months Ended September 30, 2026 and 2025	Exhibit 5

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$1,358,000	$(2,149,000)	$(12,063,000)	$893,000
Interest expense, net	11,289,000	12,699,000	23,333,000	25,511,000
Income tax expense	562,000	3,561,000	3,931,000	5,986,000
Depreciation and amortization	2,215,000	2,373,000	4,485,000	4,822,000
EBITDA	$15,424,000	$16,484,000	$19,686,000	$37,212,000

Non-cash items impacting EBITDA
Core and finished goods premium amortization	$3,544,000	$2,988,000	$6,950,000	$5,835,000
Revaluation - cores on customers' shelves	1,238,000	1,225,000	1,943,000	2,251,000
Share-based compensation expenses	3,451,000	1,984,000	5,589,000	2,930,000
Foreign exchange impact of lease liabilities and forward contracts	3,011,000	(1,469,000)	1,414,000	(9,817,000)
Gain due to realignment of inventory at customer distribution centers	-	(643,000)	-	(643,000)
Change in fair value of compound net derivative liability	(3,240,000)	2,260,000	(1,700,000)	4,050,000
Total non-cash items impacting EBITDA	$8,004,000	$6,345,000	$14,196,000	$4,606,000

Cash items impacting EBITDA
IEEPA tariff refunds	(11,052,000)	-	(11,052,000)	-
Transition expenses and severance	1,909,000	-	4,923,000	-
Net tariff costs paid for products sold before price increases were effective	-	698,000	-	2,124,000
Total cash items impacting EBITDA	$(9,143,000)	$698,000	$(6,129,000)	$2,124,000

Items Impacting Operating Income for the Three and Six Months Ended September 30, 2026 and 2025	Exhibit 6

	Three Months Ended September 30,		Six Months Ended September 30,
	2026	2025	2026	2025
GAAP operating income	$9,969,000	$16,371,000	$13,501,000	$36,440,000

Non-cash items impacting operating income
Core and finished goods premium amortization	$3,544,000	$2,988,000	$6,950,000	$5,835,000
Revaluation - cores on customers' shelves	1,238,000	1,225,000	1,943,000	2,251,000
Share-based compensation expenses	3,451,000	1,984,000	5,589,000	2,930,000
Foreign exchange impact of lease liabilities and forward contracts	3,011,000	(1,469,000)	1,414,000	(9,817,000)
Gain due to realignment of inventory at customer distribution centers	-	(643,000)	-	(643,000)
Total non-cash items impacting operating income	$11,244,000	$4,085,000	$15,896,000	$556,000

Cash items impacting operating income
IEEPA tariff refunds	(11,052,000)	-	(11,052,000)	-
Transition expenses and severance	1,909,000	-	4,923,000	-
Net tariff costs paid for products sold before price increases were effective	-	698,000	-	2,124,000
Total cash items impacting operating income	$(9,143,000)	$698,000	$(6,129,000)	$2,124,000